UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No.1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2021

Datchat, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-40729	47-2502264
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

65 Church Street
2nd Floor
New Brunswick, NJ 08901
(Address of principal executive offices, including ZIP code)

(732) 354-4766
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock. $0.0001 par value	DATS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Explanatory Note

This Amendment No. 1 to the Current Report on Form 8-K amends Item 9.01 of the Current Report on Form 8-K filed on October 12, 2021 (the “Original Form 8-K”). No other changes have been made to the Original Form 8-K.

Item 1.01.	Entry into a Material Definitive Agreement.

On October 7, 2021, the Company, through its media partner, SJD Media & Marketing, entered into an agreement (the “Agreement”) with Barstool Sports, (“Barstool”), a digital media company that produces content focused on sports and pop-culture, to launch a multi-channel, national marketing campaign for DatChat Messenger across the Barstool Sports brand and select franchises for an agreed upon period of time in consideration of the Company paying Barstool a low seven figure fee.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description of Exhibit
10.1 #	Media Partnership Plan by and between, Datchat, Inc. and Bartsool Sports

#	Pursuant to Item 601(b)(10) of Regulation S-K, certain confidential portions of this exhibit were omitted by means of marking such portions with an asterisk because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 13, 2021

Datchat, Inc.

/s/ Darin Myman
Darin Myman

Chief Executive Officer